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Exhibit 23.1

Independent Auditors' Consent

To the Board of Directors
Southwest Water Company:

        We consent to incorporation by reference in the registration statements (Nos. 33-21154, 333-77881, 333-35252, 333-63196, 333-69662 and 333-70194, 33-28918, 33-28919, 33-73174, 333-18513, 333-38935, 333-106506, 333-109444 and 333-111586) on Forms S-3 and S-8 of Southwest Water Company of our report dated March 12, 2004, with respect to the consolidated balance sheets of Southwest Water Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and the related schedules, which report appears in the December 31, 2003, annual report on Form 10-K of Southwest Water Company.

        Our report refers to a change in accounting for goodwill and other intangible assets in 2002.

Los Angeles, California
March 12, 2004

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  Exhibit 23.1